EXHIBIT 99.3

Unaudited pro forma consolidated balance sheet as of April 30, 2013; and unaudited pro forma consolidated statement of operations for the three months ended April 30, 2013 and period from inception through April 30, 2013

Pinacle Enterprise Inc.

(A Development Stage Company)

 Pro-Forma Financial Statements

 For the Period Ended April 30, 2013

 (unaudited – prepared by management)

Financial Statement Index

Pro Forma Balance Sheets	F-2
Pro Forma Statements of Operations for the period ended September 30, 2012	F-3
Pro Forma Statements of Operations for the year ended December 31, 2011	F-4
Forma Financial Statements	F-5

Pinacle Enterprise Inc.

(A Development Stage Company)

Pro-Forma Balance Sheets

As at April 30, 2013

(Expressed in US dollars)

(unaudited)

	Pinacle Enterprise Inc. as at April 30, 2013 $	Alkame Water, Inc. as at April 30, 2013 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $
ASSETS
Cash and cash equivalents	15,991	501,297	(15,991)	501,297
Prepaid expenses	546	—	(546)	—
Total Current Assets	16,537	501,297	(16,537)	501,297
Property and equipment, net	375	—	(375)	—
Total Assets	16,912	501,297	(16,912)	501,297
LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	3,693	14,869	(3,693)	14,869
Due to related parties	—	23,410	—	23,410
Notes payable	—	570,000	—	570,000
Total Liabilities	3,693	608,279	(3,693)	608,279
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock	—	—	—	—
Common stock	530,000	1,000	(1,000)	630,000
Additional paid-in capital	62,986	(1,000)	1,000	(630,000)
			(100,000) (592,986)
Accumulated deficit during the development stage	(579,767)	(106,982)	592,986 (13,219)	(106,982)
Total Stockholders’ Equity (Deficit)	13,219	(109,666)	(13,219)	(106,982)
Total Liabilities and Stockholders’ Equity (Deficit)	16,912	501,297	(16,912)	501,297
F-2

Pinacle Enterprise Inc.

(A Development Stage Company)

Pro-Forma Statement of Operations

For the Period Ended April 30, 2013

(Expressed in US dollars)

(unaudited)

	Pinacle Enterprise Inc. for the three months ended April 30, 2013 $	Alkame Water, Inc. for the three months ended April 30, 2013 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $
Revenues	—	—	—	—
Operating Expenses
Advertising	—	260	—	260
Consulting	—	40,690	—	40,690
General and administrative	115	428	—	543
Professional fees	10,488	—	—	10,488
Total Operating Expenses	10,603	41,378	—	51,981
Net Loss	(10,603)	(41,378)	—	(51,981)
Pro Forma Loss Per Share (Note 5)
F-3

Pinacle Enterprise Inc.

(A Development Stage Company)

Pro-Forma Statement of Operations

For the Year Ended January 31, 2013

(Expressed in US dollars)

(unaudited)

	Pinacle Enterprise Inc.for the year ended January 31, 2013 $	Alkame Water, Inc. for the period from March 1, 2012 (date of inception) to January 31, 2013 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $
Revenues	—	—	—	—
Operating Expenses
Advertising	75	22,155		22,230
Consulting	—	12,000	—	12,000
Depreciation	393	—	—	393
General and administrative	1,318	31,449	—	32,767
Professional fees	47,965	—	—	47,965
Total Operating Expenses	49,751	65,604	—	115,355
Net Loss	(49,751)	(65,604)	—	(115,355)
Pro Forma Loss Per Share (Note 5)
F-4

 Pinacle Enterprise Inc.

(A Development Stage Company)

Notes to the Pro-Forma Financial Statements

(Expressed in US dollars)

(unaudited)

1. Basis of Presentation

On June 24, 2013, Pinacle Enterprise Inc. (“PEI” or the “Company”) entered into a share exchange agreement with Alkame Water, Inc. (“Alkame”), a private corporation formed under the state of Nevada on March 1, 2012. Under the terms of the agreement, PEI will acquire 100% of the issued and outstanding common shares of ALKAME in exchange for 450,000,000 common shares of the Company, comprised of 350,000,000 common shares privately transacted from the President and Director of PEI and 100,000,000 newly issued common shares to shareholders of Alkame. After the close of the share exchange agreement, there are 630,000,000 common shares outstanding and the former shareholders of Alkame will control approximately 71% of the total issued and outstanding common shares of PEI, resulting in a reverse takeover.

These unaudited pro forma financial statements (“pro forma financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in US dollars. These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of PEI.

These pro forma financial statements have been compiled from and include:

(a) an unaudited pro forma balance sheet combining the unaudited interim balance sheet of PEI and Alkame as at April 30, 2013, giving effect to the transaction as if it occurred on the respective balance sheet date; and

(b) an unaudited pro forma statement of operations combining the unaudited interim statement of operations of PEI and Alkame for the period ended April 30, 2013.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of PEI for the year ended January 31, 2013. Based on the review of the accounting policies of PEI and Alkame, there are no material accounting differences between the accounting policies of the companies. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of PEI.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with PEI’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of PEI which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for Alkame are based in part on provisional estimates of the fair value of the assets acquired and liabilities assumed. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial statements.

F-5

Pinacle Enterprise Inc.

(A Development Stage Company)

Notes to the Pro-Forma Financial Statements

(Expressed in US dollars)

(unaudited)

2.	Share Exchange Agreement between Pinacle Enterprise Inc. and Alkame Water, Inc.

On June 24, 2013, the Company entered into a share exchange agreement with Alkame and the shareholders of all of the issued and outstanding common shares of Alkame.

Pursuant to the agreement, PEI will acquire 100% of the issued and outstanding common shares of Alkame in exchange for 450,000,000 common shares of the Company, comprised of 350,000,000 common shares privately transacted from the President and Director of PEI and 100,000,000 newly issued common shares to shareholders. After the close of the share exchange agreement, there are 630,000,000 common shares outstanding and the former shareholders of Alkame will control approximately 71% of the total issued and outstanding common shares of PEI, resulting in a change of control. The transaction was accounted for as a reverse recapitalization transaction, as PEI qualifies as a non-operating public shell company given the fact that the Company held nominal net monetary assets, consisting primarily of cash at the time of merger transaction. As Alkame is deemed to be the purchaser for accounting purposes under recapitalization accounting, these pro forma financial statements are presented as a continuation of Alkame. The equity of Alkame is presented as the equity of the combined company and the capital stock account of Alkame is adjusted to reflect the part value of the outstanding and issued common stock of the legal acquirer (PEI) after giving effect to the number of shares issued in the share exchange agreement. Shares retained by PEI are reflected as an issuance as of the acquisition date for the historical amount of the net assets of the acquired entity, which in this case is zero.

3.	Pro Forma Assumptions and Adjustments
The unaudited pro-forma consolidated financial statements incorporate the following pro forma assumptions and adjustments:
(a)	For purposes of these pro-forma consolidated financial statements, it is assumed that all shareholders of Alkame exchanged their common shares for 100,000,000 common shares of PEI, at a rate of 1,000 common shares of PEI for each Alkame common share.
(b)	All assets and liabilities held by PEI at the time of acquisition were not to be assumed by Alkame, and therefore, PEI is only acquiring the share capital of PEI.

4. Pro-Forma Common Shares

Pro-forma common shares as at April 30, 2013 have been determined as follows:

	Number of Common Shares	Par Value $	Additional Paid-in Capital $
Issued and outstanding common shares of PEI	530,000,000	530,000	62,986
Issued and outstanding common shares of ALKAME	100,000	1,000	(1,000)
Eliminate issued and outstanding common shares of Alkame, and adjust to reflect par value	(100,000)	(1,000)	1,000
Issuance of common shares for acquisition	100,000,000	100,000	(100,000)
Eliminate outstanding deficit of PEI after effects of settlement of outstanding assets and liabilities	—	—	(592,986)
Pro-forma balance, April 30, 2013	630,000,000	630,000	(630,000)
F-6

Pinacle Enterprise Inc.

(A Development Stage Company)

Notes to the Pro-Forma Financial Statements

(Expressed in US dollars)

(unaudited)

5. Pro-Forma Loss Per Share

Pro-forma basic and diluted loss per share for the period ended April 30, 2013 and year ended January 31, 2013 have been calculated based on the weighted average number of PEI common shares outstanding plus the common shares issued for the acquisition of Alkame.

	Period Ended April 30, 2013	Year Ended January 31, 2013
Basic pro forma loss per share computation
Numerator:
Pro forma net loss available to stockholders	$(51,981)	$(115,455)
Denominator:
Weighted average issued and outstanding common shares of PEI	530,000,000	530,000,000
Common shares issued for acquisition of Alkame	100,000,000	100,000,000
Pro forma weighted average shares outstanding	630,000,000	630,000,000
Basic and Diluted pro forma loss per share	(0.00)	(0.00)

F-7